                                                                   EXHIBIT 10.18


--------------------------------------------------------------------------------
                           LOAN AND SECURITY AGREEMENT
                          OPTICAL MICRO MACHINES, INC.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
1   ACCOUNTING AND OTHER TERMS                                                  4

2   LOAN AND TERMS OF PAYMENT                                                   4
    2.1   Credit Extensions                                                     4
    2.2   Interest Rate, Payments                                               5
    2.3   Fees                                                                  6

3   CONDITIONS OF LOANS                                                         7

    3.1   Conditions Precedent to Initial Credit Extension                      7
    3.2   Conditions Precedent to all Credit Extensions                         7

4   CREATION OF SECURITY INTEREST                                               7

    4.1   Grant of Security Interest                                            7

5   REPRESENTATIONS AND WARRANTIES                                              7

    5.1   Due Organization and Authorization                                    7
    5.2   Collateral                                                            8
    5.3   Litigation                                                            8
    5.4   No Material Adverse Change in Financial Statements                    8
    5.5   Solvency                                                              8
    5.6   Regulatory Compliance                                                 8
    5.7   Subsidiaries                                                          8
    5.8   Full Disclosure                                                       8

6   AFFIRMATIVE COVENANTS                                                       9

    6.1   Government Compliance                                                 9
    6.2   Financial Statements, Reports, Certificates                           9
    6.3   Inventory; Returns                                                    9
    6.4   Taxes                                                                 9
    6.5   Insurance                                                             9
    6.6   Primary Accounts                                                      10
    6.7   Registration of Intellectual Property Rights                          10
    6.8   Further Assurances                                                    10
    6.9   Loss; Destruction; or Damage                                          10

7   NEGATIVE COVENANTS                                                          11
    7.1   Dispositions                                                          11
    7.2   Changes in Business, Ownership, Management or Business Locations      11
    7.3   Mergers or Acquisitions                                               11
    7.4   Indebtedness                                                          11
    7.5   Encumbrance                                                           11
    7.6   Distributions; Investments                                            11
    7.7   Transactions with Affiliates                                          12
    7.8   Subordinated Debt                                                     12
    7.9   Compliance                                                            12

8   EVENTS OF DEFAULT                                                           12
    8.1   Payment Default                                                       12
    8.2   Covenant Default                                                      12
    8.3   Material Adverse Change                                               12
    8.4   Attachment                                                            12
    8.5   Insolvency                                                            13

    8.6   Other Agreements                                                      13
    8.7   Judgments                                                             13
    8.8   Misrepresentations                                                    13

9   BANK'S RIGHTS AND REMEDIES                                                  13
    9.1   Rights and Remedies                                                   13
    9.2   Power of Attorney                                                     14
    9.3   Accounts Collection                                                   14
    9.4   Bank Expenses                                                         14
    9.5   Bank's Liability for Collateral                                       14
    9.6   Remedies Cumulative                                                   14
    9.7   Demand Waiver                                                         14

10  NOTICES                                                                     15

11  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER                                  15

12  GENERAL PROVISIONS                                                          15

    12.1  Successors and Assigns                                                15
    12.2  Indemnification                                                       15
    12.3  Time of Essence                                                       15
    12.4  Severability of Provision                                             15
    12.5  Amendments in Writing, Integration                                    15
    12.6  Counterparts                                                          16
    12.7  Survival                                                              16
    12.8  Confidentiality                                                       16
    12.9  Attorneys' Fees, Costs and Expenses                                   16

13  DEFINITIONS                                                                 16

    13.1  Definitions                                                           16

         This LOAN AND SECURITY AGREEMENT dated April 5, 1999, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with an office located at 5414 Oberlin Drive, Ste. 230, San Diego, California 92121 and OPTICAL MICRO MACHINES, INC. ("Borrower"), whose address is 6160 Lusk Blvd., Suite C105, San Diego, California 92121 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2 LOAN AND TERMS OF PAYMENT

2.1 CREDIT EXTENSIONS.

         Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 NON FORMULA ADVANCES.

         (a) Bank will make advances ("Non Formula Advance" and, collectively, "Non Formula Advances") not exceeding the Committed Non Formula Line through the Non Formula Maturity Date when all outstanding Non Formula Advances plus all accrued interest will be due and payable. Non Formula Advances, when repaid may be reborrowed.

         (b) To obtain a Non Formula Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Non Formula Advance is to be made. Borrower must promptly confirm any telephone notification by delivering to Bank the Payment/Advance Form attached as Exhibit
B. Bank will credit Non Formula Advances to Borrower's deposit account. Bank may make Non Formula Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Non Formula Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to reliance.

         (c) The Committed Non Formula Line terminates on the Non Formula Maturity Date, when all Non Formula Advances and other amounts due under this Agreement are immediately payable.

2.1.2 EQUIPMENT FACILITY.

         Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, equipment advances (each an "Equipment Advance" and collectively the "Equipment Advances"). When repaid, the principal of the Equipment Advances may not be re-borrowed. Each Equipment Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes. Bank's obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, and (ii) the Commitment Termination Date. For purposes of this Section, the minimum amount of each Equipment Advance is $50,000 and the maximum number of Equipment Advances that will be made are 12.

         (a) To obtain an Equipment Advance, Borrower will deliver to Bank a completed supplement in substantially the form attached ("Loan Supplement") and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed funding date (the "Funding Date"). On each Funding Date, Bank will specify in the Loan Supplement for each Equipment Advance, the Basic Rate, the Loan Factor, the Payment Dates, and a table of Stipulated Loss Values, together with a UCC Financing Statement covering the Equipment described on the Loan Supplement. If Borrower satisfies the conditions of each Equipment Advance specified from time to time by Bank, Bank will disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank.

         (b) Bank's obligation to lend the undisbursed portion of the Committed Equipment Line will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.2 INTEREST RATE, PAYMENTS.

2.2.1 AS TO NON FORMULA ADVANCES.

         (a) INTEREST RATE. Non Formula Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 percentage point above the Prime Rate. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to 5% above the otherwise effective interest rate.

         (b) PAYMENTS. Interest due on the Committed Non Formula Line is payable on the 4th of each month.

2.2.2 AS TO EQUIPMENT ADVANCES

         (a) PRINCIPAL AND INTEREST PAYMENTS ON PAYMENT DATES. Borrower will make payments monthly in advance of principal and accrued interest for each Equipment Advance (collectively, "Scheduled Payments"), on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Equipment Advance as of such Payment Date. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. An Equipment Advance may be prepaid only in compliance with Section 2.2.2(g), below.

         (b) INTEREST RATE. Borrower will pay interest on the unpaid principal amount of each Equipment Advance from the first Payment Date after the Funding Date of such Equipment Advance until the Equipment Advance has been paid in full, at the per annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. "Basic Rate" is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the day the applicable Loan Terms Schedule is prepared, plus (b) the applicable Loan Margin for the type of Eligible Equipment being financed. The Loan Margin is 300 basis points. The Treasury Note Maturity is 42 months.

         (c) INTERIM PAYMENT. In addition to the Scheduled Payments, on the Funding Date for each Equipment Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to Bank, on behalf of Bank interest as the applicable Basic Rate Calculated for the number of days from the Funding Date of the Equipment Advance Loan until the first Payment Date with respect to such Equipment Advance.

         (d) FINAL PAYMENT. On the Maturity Date with respect to such Equipment Advance, Borrower will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance, an amount equal to the Final Payment. "Final Payment" is with respect to each Equipment Advance, a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the maturity date for such Equipment

Advance equal to the Loan Amount for such Equipment Advance at such time multiplied by the Final Payment Percentage.

         "Final Payment Percentage" is, for each Equipment Advance, 8%.

         "Loan Amount" is the original principal amount of the Equipment Advance less the aggregate of all Prepayment Amounts relating to payments of such Equipment Advance prior to such dates.

         "Prepayment Amount" means in the case of the mandatory repayment in accordance with Section 2.2.2(e) and Section 6.9, the amount of such payment required pursuant to Section 6.9.

         (e) PREPAYMENT UPON AN EVENT OF LOSS. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Advance with respect to such Financed Equipment pursuant to Section 6.9, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

         (f) MANDATORY PREPAYMENT UPON AN ACCELERATION. If the Equipment Advances are accelerated during the occurrence and continuance of an Event of Default or otherwise (other than following an Event of Loss), then Borrower will immediately pay to Bank (i) all unpaid Scheduled Payments with respect to each Equipment Advance due prior to the date of prepayment, and (ii) the Stipulated Loss Value with respect to each Equipment Advance, all other sums, if any, that shall have become due and payable with respect to any Equipment Advance.

         (g) PERMITTED PREPAYMENT OF LOANS. Borrower will repay the Equipment Advances on the terms provided in the Loan Supplement. With Bank's prior written consent, Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, provided Borrower
(i) provides written notice to Bank of its election to exercise to prepay the Equipment Advances at least five (5) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all accrued and unpaid interest with respect to the Equipment Advances through the date the prepayment is made; (B) all unpaid principal with respect to the Equipment Advances; (C) a premium equal to the Make-Whole Premium; and (D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement, including Bank Expenses.

         (h) Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus five percent (5%). If any change in the law increases Bank's expenses or decreases its return from the Equipment Advances, Borrower will pay Bank upon request the amount of such increase or decrease.

         (i) Bank may debit any of Borrower's deposit accounts including Account Number ____________ for principal and interest payments when due or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.3 FEES.

         Borrower will pay:

         (a) Facility Fee. A fully earned, non-refundable Facility Fee of $5,000 for the Committed Non Formula Line and $2,500 for the Committed Equipment Line due on the Closing Date; and

         (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, are payable when due.

3 CONDITIONS OF LOANS

3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

         Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

         (a) timely receipt of any Payment/Advance Form; and

         (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4 CREATION OF SECURITY INTEREST

4.1 GRANT OF SECURITY INTEREST.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any license or contract rights that are nonassignable by their terms, provided this exclusion shall not extend to accounts, chattel paper or general intangibles for money due or to become due in accordance with Section 9318(4) of the Code. Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior notice to Bank, Borrower shall not enter into, or become bound by, any such material license or agreement. Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Bank to have a security interest that might otherwise be restricted or prohibited by the terms of any such license or agreement whether now existing or entered into in the future. Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5 REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

5.1 DUE ORGANIZATION AND AUTHORIZATION.

         Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to so qualify could not reasonably be expected to cause a Material Adverse Change.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2 COLLATERAL.

         Borrower has good title to the Collateral, free of Liens except Permitted Liens. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. To the best of Borrower's knowledge, each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

5.3 LITIGATION.

         Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

         All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 SOLVENCY.

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement, and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 REGULATORY COMPLIANCE.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 SUBSIDIARIES.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 FULL DISCLOSURE.

         No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6 AFFIRMATIVE COVENANTS

         Borrower will do all of the following:

6.1 GOVERNMENT COMPLIANCE.

         Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could (i) reasonably be expected to have a material adverse effect on Borrower's business or operations or (ii) cause a Material Adverse Change.

6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

         (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion or an opinion satisfactory to the Bank on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

         (b) Bank has the right to audit Borrower's Collateral at Borrower's expense, if an Event of Default has occurred and is continuing.

6.3 INVENTORY; RETURNS.

         Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4 TAXES.

         Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 INSURANCE.

         Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and all policies will provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Subject to
Section 6.7 below, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided that, after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

6.6 PRIMARY ACCOUNTS.

         Borrower will maintain its primary depository and operating accounts with Bank.

6.7 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

         Borrower will register or cause to be registered with the United States Copyright Office (i) any software (material to the business of Borrower) developed or acquired by Borrower at any time and from time to time hereafter in connection with any product developed or acquired for sale or licensing and (ii) any major revision or upgrades to any software that has previously been registered with the United States Copyright Office. Such registrations with the United States Copyright Office shall be registered within 30 days from the development or acquisition of such software, major revision or upgrade. Borrower will notify Bank within 10 days of Borrower's filing of any application or registration of any Intellectual Property rights with the United States Patent and Trademark Office and Borrower shall execute and deliver any and all instruments and documents as Bank may require to evidence or perfect Bank's security interest in such application or registration.

         Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.8 FURTHER ASSURANCES.

         Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

6.9 LOSS; DESTRUCTION; OR DAMAGE.

         Borrower will bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an "Event of Loss"), then in each case, Borrower:

         (a) prior to the occurrence of an Event of Default, at Borrower's option, will (i) pay to Bank on account of the Obligations in accordance with subsection (b) below; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

         (b) during the continuance of an Event of Default, on or before the Payment Date after such Event of Loss for each such item of Financed Equipment subject to such Event of Loss, Borrower will, at Bank's option, pay to Bank an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments (with respect to such Equipment Advance related to the Event of Loss) due prior to the next such Payment Date, (ii) a prepayment in an amount equal to the Stipulated Loss Value, (iii) the Final Payment plus (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

         (c) On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section, Bank shall promptly remit to Borrower the amount in excess of the amount owed to Bank.

7 NEGATIVE COVENANTS

         Borrower will not do any of the following without prior consent of Bank, which such consent may be granted or withheld in Bank's sole discretion:

7.1 DISPOSITIONS.

         Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment or (iv) not otherwise permitted in this Section 7.1, in an aggregate amount not exceeding $100,000 in any fiscal year or (v) otherwise permitted under this Section 7..

7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

         Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership of greater than 49% (provided the management of Borrower remains the same). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.3 MERGERS OR ACQUISITIONS.

         Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement or result in a decrease of more than 25% of Tangible Net Worth; or
(ii) merge or consolidate a Subsidiary into another Subsidiary or into Borrower.

7.4 INDEBTEDNESS.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 ENCUMBRANCE.

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here except for Collateral subject to Permitted Liens.

7.6 DISTRIBUTIONS; INVESTMENTS.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except for (i) repurchase of stock from former employees or consultants of Borrower in accordance with the terms of repurchase agreement between Borrower or consultant in an aggregate amount not to exceed $25,000 provided, however, that immediately prior to and following such repurchases there exists no Event of Default under the Loan Documents, (ii) distributions payable solely in Borrower's capital stock, and (iii) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof.

7.7 TRANSACTIONS WITH AFFILIATES.

         Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8 SUBORDINATED DEBT.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9 COMPLIANCE.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to (i) have a material adverse effect on Borrower's business or operations or (ii) cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8 EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1 PAYMENT DEFAULT.

         If Borrower fails to pay any of the Obligations.

8.2 COVENANT DEFAULT.

         If Borrower violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 30 days after it occurs, or if the default cannot be cured within 30 days or cannot be cured after Borrower's attempts within 30 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3 MATERIAL ADVERSE CHANGE.

         (i) If there occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance or (ii) if the Bank determines, based upon information available to it and in its reasonable judgment, that Borrower's financial condition has materially deteriorated.

8.4 ATTACHMENT.

         If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 30 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 30 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 INSOLVENCY.

         If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 OTHER AGREEMENTS.

         If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7 JUDGMENTS.

         If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8 MISREPRESENTATIONS.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9 BANK'S RIGHTS AND REMEDIES

9.1 RIGHTS AND REMEDIES.

         When an Event of Default occurs and is continuing Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

         (d) Make any payments and do any acts it considers necessary and reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

         (g) Dispose of the Collateral according to the Code.

9.2 POWER OF ATTORNEY.

         Effective only when an Event of Default occurs and is continuing, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines, in good faith, reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3 ACCOUNTS COLLECTION.

         When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 BANK EXPENSES.

         If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank reasonably deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5 BANK'S LIABILITY FOR COLLATERAL.

         If Bank complies with reasonable banking practices it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 REMEDIES CUMULATIVE.

         Bank's rights and remedies under this Agreement and the Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 DEMAND WAIVER.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10 NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in San Diego County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12 GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2 INDEMNIFICATION.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3 TIME OF ESSENCE.

         Time is of the essence for the performance of all obligations in this Agreement.

12.4 SEVERABILITY OF PROVISION.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 AMENDMENTS IN WRITING, INTEGRATION.

         All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 SURVIVAL.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 CONFIDENTIALITY.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank, or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 ATTORNEYS' FEES, COSTS AND EXPENSES.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13 DEFINITIONS

13.1 DEFINITIONS.

         In this Agreement:

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the California Uniform Commercial Code.

         "COLLATERAL" is the property described on Exhibit A.

         "COMMITTED EQUIPMENT LINE" is an Equipment Advance of up to $1,000,000.

         "COMMITTED NON FORMULA LINE" is an Non Formula Advance of up to
$500,000.

         "COMMITMENT TERMINATION DATE" April 5, 2000.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CREDIT EXTENSION" is each Equipment Advance, Non Formula Advance or any other extension of credit by Bank for Borrower's benefit.

         "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ELIGIBLE EQUIPMENT" is (i) 100% of general purpose computer equipment, office equipment, test and laboratory equipment, purchased within 90 days prior from the Closing Date and (ii) 100% of the book value of general purpose computer equipment, office equipment, test and laboratory equipment, furnishing purchased within 91 but no later than 180 days prior to the Closing Date, subject to the limitations set forth below. Equipment Advances against furnishings, desk top personal computers and software shall be limited to the lesser of (i) 15% of outstanding Equipment Advances or (ii) $150,000. All Equipment financed with the proceeds of Equipment Advances shall be new, provided that Bank, in its sole discretion, may finance used equipment.

         "EQUIPMENT ADVANCE" is defined in Section 2.1.2.

         "EQUIPMENT MATURITY DATE" is defined in Loan Supplement.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "FINAL PAYMENT PERCENTAGE" is defined in Section 2.2.2(d).

         "FINANCED EQUIPMENT" is defined in the Loan Supplement.

         "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

         "GAAP" is generally accepted accounting principles.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is:

         (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

         (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

         (c) All design rights which may be available to Borrower now or later created, acquired or held;

         (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

         All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

encumbrance.

         "LOAN AMOUNT" is defined in Section 2.2.2(d).

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "LOAN FACTOR" is the amount set forth as a percentage in the Loan Supplement calculated using the Basic Rate.

         "LOAN SUPPLEMENT" is attached as Exhibit C.

         "MAKE-WHOLE PREMIUM" is an amount equal to $40,000 if the prepayment is made on or before the first anniversary of the date hereof; $30,000 if the prepayment is made on or after the first anniversary hereof but before the second anniversary hereof; $20,000 if the prepayment is made on or after the second anniversary hereof but before the third anniversary hereof; $10,000 if the prepayment is made on or after the third anniversary hereof but before the end of the Repayment Period with respect to such Equipment Advances.

         "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

         "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

         "NON FORMULA ADVANCE" is defined in Section 2.1.1.

         "NON FORMULA MATURITY DATE" is the earlier of (i) April 4, 2000 or (ii) the close of Borrower's Series D Preferred round of financing.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and Exchange Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "ORIGINAL STATED COST" is stated in Section 2.2(d).

         "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment designed or manufactured for Borrower, other intangible property, limited use property and other similar property.

         "PATENTS" are patents, patent applications and like protections, including, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c) Subordinated Debt;

         (d) Indebtedness to trade creditors and with respect to surety bonds and similar agreements incurred in the ordinary course of business; and

         (e) Indebtedness secured by Permitted Liens.

         (f) Other Indebtedness, not otherwise permitted by Section 7.4 not exceeding $100,000 in the aggregate outstanding; and

         (g) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

         "PERMITTED INVESTMENTS" are:

         (a) Investments shown on the Schedule and existing on the Closing Date;

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue;

         (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (d) Investments consisting of receivables owing to Borrower or its Subsidiaries by Persons and advances to customers or suppliers, in each case, if created, acquired or made in the ordinary course of business; provided that this paragraph (d) shall not apply to Investments owing by Subsidiaries to Borrower;

         (e) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors or Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans approved by Borrower's Board of Directors, (iv) other loans to officers and employees approved by the Board of Directors in an aggregate amount not in excess of One Hundred Thousand Dollars ($100,000) outstanding at any time;

         (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

         (g) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

         (h) Investments consisting of prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business;

         (i) Investments constituting acquisitions permitted under Section 7.3;

         (j) Deposit accounts of Borrower in which Bank has a Lien prior to any other Lien;

         (k) Deposit accounts of any subsidiaries maintained in the ordinary course of business;

         (l) Investments accepted in connection with Transfers permitted by
Section 7.1;

         (m) Joint ventures or strategic partnerships in the ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investment by Borrower shall not exceed $100,000 in the aggregate in any fiscal year; and

         (m) Other Investments aggregating not in excess of One Hundred Thousand Dollars ($100,000).

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the -- proceeds of the equipment;

         (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

         (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c) but any extensions, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

         (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

         (g) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts; and

         (h) Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "REPAYMENT PERIOD" as to the Equipment Advances, is 42 months.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "SCHEDULE" is any attached schedule of exceptions.

         "STATED COST" is (i) with respect to new equipment, the original cost to Borrower of the item of new equipment net of any and all freight, installation, tax and other soft costs or (ii) with respect to used equipment, the net book value assigned to such item of used equipment by Bank, after consultation with Borrower, at the time of the making of the Equipment Advance such item of used equipment.

         "STIPULATED LOSS VALUE" is the percentage set forth with respect to each Equipment Advance in the Loan Supplement, determined as of the Payment Date on which payment of such amount is to be made, or if such date is not a Payment Date, on the Payment Date immediately succeeding such date multiplied by the Loan Amount.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank on terms and in a form acceptable to Bank.

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.

         "TOTAL LIABILITIES" is on any day, obligations that are, under GAAP, classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

         "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

BORROWER:

OPTICAL MICRO MACHINES, INC.

By: /s/ Anis Husain
   --------------------------
Title: President/ CFO
      ------------------------

BANK:

SILICON VALLEY BANK

By: /s/ Signature Illegible
   --------------------------
Title: VP
     ------------------------

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any property, rights or licenses to the extent the granting of a security interest herein (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property, rights or licenses (but only to the extent such prohibition is enforceable under applicable law).

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION                         DATE:
                                                                 ---------------
FAX#: (408) 496-2426                                        TIME:
                                                                 ---------------

FROM: OPTICAL MICRO MACHINES, INC.

--------------------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
             -------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------

PHONE NUMBER:
             -------------------------------------------------------------------


FROM ACCOUNT #                       TO ACCOUNT #
               --------------                    -------------------------------

REQUESTED TRANSACTION TYPE                      REQUESTED DOLLAR AMOUNT
--------------------------                      -----------------------
INCREASE (ADVANCE)                              $
                                                 -------------------------------
PRINCIPAL PAYMENT (ONLY)                        $
                                                 -------------------------------
INTEREST PAYMENT (ONLY)                         $
                                                 -------------------------------
PRINCIPAL AND INTEREST (PAYMENT)                $
                                                 -------------------------------

OTHER INSTRUCTIONS:
                   -------------------------------------------------------------

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

----------------------------                     ------------------------------
    Authorized Requester                                    Phone #

---------------------------                      ------------------------------
    Received By (Bank)                                      Phone #

                         -------------------------------
                           Authorized Signature (Bank)

                                    EXHIBIT C

                        FORM OF LOAN AGREEMENT SUPPLEMENT

                        LOAN AGREEMENT SUPPLEMENT No. [ ]

        LOAN AGREEMENT SUPPLEMENT No. [ ], dated _______, 199__ ("Supplement"), to the Loan and Security Agreement dated as of April 5, 1999 (the "Loan Agreement) by and between the undersigned ("Borrower"), and Silicon Valley Bank ("Bank").

        Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

        To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto. The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

                  Bank Name:  Silicon Valley Bank
                  Account No.:
                              ---------------------------------

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and will be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK
                                                  ------------------------------

By:                                            By:
   ---------------------------------              ------------------------------
   Name:                                          Name:
        ----------------------------                   -------------------------
   Title:                                         Title:
         ---------------------------                    ------------------------

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                              Annex A to Exhibit C
                              --------------------

        The Financed Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.

                              Annex B to Exhibit C

LOAN TERMS SCHEDULE #
                     ---------------

Loan Funding Date:          , 199
                   ---------     --
Original Loan Amount: $
                       -----------

Basic Rate:             %
           -------------
Loan Factor:            %
            ------------

Scheduled Payment Dates and Amounts*:

     One (1) payment of $_____ due _______________
     _______ payment of $_____ due monthly in advance from ______ through _____. One (1) payment of $_____ due ___________

Maturity Date:
              ----------------

Final Payment:          An additional amount equal to the Final Payment
                        Percentage multiplied by the Loan Amount then in effect, shall be paid on the Maturity Date with respect to such Loan.

Stipulated Loan Value: The Loan Amount multiplied by the applicable stipulated Loan Value Percentage set forth below.

Payment No.                         Payment Date                        Stipulated Loss Value Percentage**
1
2
3
4

 . . .
35
[36]

 . . .

*/ The amount of each Scheduled Payment will change as the Loan Amount changes.

**/Each Stipulated Loan Value amount assumes payment of all Scheduled Payments due on or before the indicated Payment Date.

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Corporation: OPTICAL MICRO MACHINES, INC., a California corporation Number of Shares: 98,493 (subject to the provision set forth below) Class of Stock: Series C Preferred
Initial Exercise Price: $0.73 per share
Issue Date: April 5, 1999
Expiration Date: April 5, 2004

        THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Notwithstanding the foregoing, in the event Company does not request a Non Formula Advance, Holder shall only be entitled to 83,493 Shares.

ARTICLE 1.  EXERCISE.

                1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

                1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

                1.3 Intentionally Omitted

                1.4 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

                1.5 Delivery of Certificate and New Warrant. Within 30 days after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

                1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

                1.7 Repurchase on Sale, Merger, or Consolidation of the Company.

                        1.7.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                        1.7.2. Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Issue Date and shall be exercisable for a period of (i) five (5) years or (ii) three (3) years from the effective date of the Company's initial public offering.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.

                2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

                2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

                2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

                2.4 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A in the event of Diluting Issuances (as defined on Exhibit A).

                2.5 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

                2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

                2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

                3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

                        (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-length transaction in which at least $500,000 of the Shares were sold and (ii) the fair market value of the Shares as of the date of this Warrant.

                        (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                        (c) The Capitalization Table attached to this Warrant is true and complete as of the Issue Date.

                3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

                3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) such other financial statements required under and in accordance with any loan documents between Holder and the Company (or if there are no such requirements [or if the subject loan(s) no longer are outstanding]), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

                3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth on Exhibit B, if attached.

ARTICLE 4.  MISCELLANEOUS.

                4.1 Term; Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

                4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

                4.4 Transfer Procedure. Subject to the provisions of Section 4.3 Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or to any affiliate of Holder, by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

                4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to be provided under this Warrant shall be send to the following address:

                        Silicon Valley Bank
                        Attn: Treasury Department
                        3003 Tasman Drive
                        Santa Clara, CA 95054

                4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

                4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

                4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                            "COMPANY"

                                            OPTICAL MICRO MACHINES, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                               (Print)
                                            Title: Chairman of the Board,
                                            President or Vice President

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                                 (Print)

                                            Title: Chief Financial Officer,
                                                   Secretary, Assistant
                                                   Treasurer or Assistant
                                                   Secretary

                                   APPENDIX 1

                               NOTICE OF EXERCISE

        1. The undersigned hereby elects to purchase ________ shares of the Common/Preferred Series _____ [Strike one] Stock of OPTICAL MICRO MACHINES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _______________________ of the Shares covered by the Warrant.

        [Strike paragraph that does not apply.]

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                    -------------------------------------------
                    (Name)

                    ------------------------------------------

                    -------------------------------------------
                    (Address)

        3. The undersigned represents it is acquiring the shares solely for it is own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                            ------------------------------------
                                               (Signature)

-----------------------
       (Date)

                                   APPENDIX 2

                     Notice that Warrant Is About to Expire

                              ------------, -------

(Name of Holder)

(Address of Holder)

Attn: Chief Financial Officer

Dear:
     ------------------

        This is to advise you that the Warrant issued to you described below will expire on ____________________, 19__.

        Issuer:

        Issue Date:

        Class of Security Issuable:

        Exercise Price per Share:

        Number of Shares Issuable:

        Procedure for Exercise:

        Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

                                            ------------------------------------
                                            (Name of Issuer)

                                            By:

                                            ------------------------------------

                                            Its:

                                            -----------------------------------

                                    EXHIBIT A

                            Anti-Dilution Provisions
      (For Preferred Stock Warrants With Existing Anti-Dilution Protection)

        In the event of the issuance (a "Diluting Issuance") by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the Warrant Price, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions (the "Provisions") of the Company's Articles (Certificate) of Incorporation which apply to Diluting Issuances.

        The Company agrees that the Provisions, as in effect on the Issue Date, shall be deemed to remain in full force and effect during the term of the Warrant notwithstanding any subsequent amendment, waiver or termination thereof by the Company's shareholders.

        Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

        This Intellectual Property Security Agreement is entered into as of April 5, 1999 by and between SILICON VALLEY BANK ("Bank") and OPTICAL MICRO MACHINES, INC. ("Grantor").

                                    RECITALS

        A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated April 5, 1999 (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks, Patents, and Mask Works to secure the obligations of Grantor under the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

        B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

                                    AGREEMENT

        To secure its obligations under the Loan Agreement, Grantor grants and pledges to Bank a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property (including without limitation those Copyrights, Patents, Trademarks and Mask Works listed on Schedules A, B, C, and D hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

        This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

        IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

                                            GRANTOR:

Address of Grantor:                         OPTICAL MICRO MACHINES, INC.

6160 Lusk Blvd., Suite C105                 By: /s/ Anis Husain
-------------------------------                 --------------------------------
San Diego, CA 92121
-------------------------------

                                            Title: President/CEO
                                                  ------------------------------

Attn: ANIS HUSAIN
      -------------------------

                                            BANK:

Address of Bank:                            SILICON VALLEY BANK

5414 Oberlin Drive, Ste. 230                By: /s/ Signature Illegible
San Diego, CA 92121                            ---------------------------------
                                            Title: VP
                                                  ------------------------------

Attn:
     --------------------------

                                    EXHIBIT A

                                   Copyrights

                             Registration/                       Registration/
                             Application                         Application
Description                  Number                              Date
-----------                  ------                              ----



                                   EXHIBIT B

                                    PATENTS

                             Registration/                       Registration/
                             Application                         Application
Description                  Number                              Date
-----------                  ------                              ----



                                    EXHIBIT C

                                   Trademarks

                             Registration/                       Registration/
                             Application                         Application
Description                  Number                              Date
-----------                  ------                              ----



                                    EXHIBIT D

                                   Mask Works

                             Registration/                       Registration/
                             Application                         Application
Description                  Number                              Date
-----------                  ------                              ----



                         CORPORATE BORROWING RESOLUTION

BORROWER: OPTICAL MICRO MACHINES, INC.     BANK: SILICON VALLEY BANK
          6160 LUSK BLVD., SUITE C105            5414 OBERLIN DRIVE, STE. 230
          SAN DIEGO, CA 92121                    SAN DIEGO, CA 92121

I, THE UNDERSIGNED SECRETARY OR ASSISTANT SECRETARY OF OPTICAL MICRO MACHINES, INC. ("BORROWER"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of California.

I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:

NAMES                            POSITIONS               ACTUAL SIGNATURES
-----                            ---------               -----------------
ANIS HUSAIN                      PRESIDENT               /s/ Anis Husain

MICHELLE HAYS                    CFO                     /s/ M. Hays

------------------------         -----------------       -----------------------

------------------------         -----------------       -----------------------

acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

        BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

        EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

        GRANT SECURITY. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank

        NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

        LETTERS OF CREDIT. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

        FOREIGN EXCHANGE CONTRACTS. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

        ISSUE WARRANTS. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

        FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Borrower and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Borrower; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on April 5, 1999 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X /s/ M. Hays
  -----------------------------------
  * Secretary or Assistant Secretary

X /s/ Anis Husain
  -----------------------------------

*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

                                [EXHIBIT OMITTED]


               [EXHIBIT IS A UCC-1 FORM OF FINANCING STATEMENT.]

                                    EXHIBIT A

        The Collateral consists of all of Borrower's right, title and interest in and to the following:

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT C

                        FORM OF LOAN AGREEMENT SUPPLEMENT

                       LOAN AGREEMENT SUPPLEMENT No. [] #1

        LOAN AGREEMENT SUPPLEMENT No. 1, dated June 15, 1999 ("Supplement"), to the Loan and Security Agreement dated as of April 5, 1999 (the "Loan Agreement) by and between the undersigned ("Borrower"), and Silicon Valley Bank ("Bank").

        Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

        To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto. The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

            Bank Name:              Silicon Valley Bank
            Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and will be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK                         Optical Micro-Machines, Inc.


By:                                         By: /s/ Anis Husain
   ---------------------------------           ---------------------------------
   Name:                                        Name: Anis Husain
         ---------------------------                  --------------------------
   Title:                                       Title: President & CEO
         ---------------------------                  --------------------------

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                      ANNEX B TO LOAN AGREEMENT SUPPLEMENT

BORROWER:                Optical Micro Machines, Inc.

LOAN FUNDING DATE:       07/01/1999

LOAN AMOUNT:             $295,471

BASIC RATE:              8 79%

LOAN FACTOR:             2 7544%

Final Payment %:         8.00%

                                                                     STIPULATED
PAYMENT            PAYMENT                                           LOSS VALUE
NUMBER              DATE                   PAYMENT                    (NOTE 2)
------              ----                   -------                    --------
 1                01-Jul-99               -8,138.51                    97.25%
 2                01-Aug-99               -8,138.51                    95.48%
 3                01-Sep-99               -8,138.51                    93.69%
 4                01-Oct-99               -8,138.51                    91.89%
 5                01-Nov-99               -8,138.51                    90.07%
 6                01-Dec-99               -8,138.51                    88.23%
 7                01-Jan-00               -8,138.51                    86.37%
 8                01-Feb-00               -8,138.51                    84.49%
 9                01-Mar-00               -8,138.51                    82.59%
10                01-Apr-00               -8,138.51                    80.67%
11                01-May-00               -8,138.51                    78.74%
12                01-Jun-00               -8,138.51                    76.78%
13                01-Jul-00               -8,138.51                    74.81%
14                01-Aug-00               -8,138.51                    72.81%
15                01-Sep-00               -8,138.51                    70.80%
16                01-Oct-00               -8,138.51                    68.76%
17                01-Nov-00               -8,138.51                    66.70%
18                01-Dec-00               -8,138.51                    64.63%
19                01-Jan-01               -8,138.51                    62.53%
20                01-Feb-01               -8,138.51                    60.41%
21                01-Mar-01               -8,138.51                    58.27%
22                01-Apr-01               -8,138.51                    56.10%
23                01-May-01               -8,138.51                    53.92%
24                01-Jun-01               -8,138.51                    51.71%
25                01-Jul-01               -8,138.51                    49.48%
26                01-Aug-01               -8,138.51                    47.23%
27                01-Sep-01               -8,138.51                    44.95%
28                01-Oct-01               -8,138.51                    42.66%
29                01-Nov-01               -8,138.51                    40.33%
30                01-Dec-01               -8,138.51                    37.99%
31                01-Jan-02               -8,138.51                    35.62%
32                01-Feb-02               -8,138.51                    33.23%
33                01-Mar-02               -8,138.51                    30.81%
34                01-Apr-02               -8,138.51                    28.37%
35                01-May-02               -8,138.51                    25.90%
36                01-Jun-02               -8,138.51                    23.41%
37                01-Jul-02               -8,138.51                    20.89%
38                01-Aug-02               -8,138.51                    18.35%
39                01-Sep-02               -8,138.51                    15.78%
40                01-Oct-02               -8,138.51                    13.19%
41                01-Nov-02               -8,138.51                    10.57%
42                01-Dec-02               -8,138.51                     7.92%
43                01-Jan-03              -23,637.69                     0.00%
44                                             0.00                     0.00%
45                                             0.00                     0.00%
46                                             0.00                     0.00%
47                                             0.00                     0.00%
48                                             0.00                     0.00%
49                                             0.00                     0.00%

NOTE 1 The amount of such Scheduled Payment will change as the Loan Amount changes.

NOTE 2 Each Stipulated Loss Value amount assumes payment of all Scheduled Payments due on or before the indicated Payment Date.

                                    EXHIBIT C

                        FORM OF LOAN AGREEMENT SUPPLEMENT

                       LOAN AGREEMENT SUPPLEMENT No.[ ] #2

        LOAN AGREEMENT SUPPLEMENT No 2 dated Sept. 1 1999 ("Supplement"), to the Loan and Security Agreement dated as of April 5, 1999 (the "Loan Agreement) by and between the undersigned ("Borrower"), and Silicon Valley Bank ("Bank").

        Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

        To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto. The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

            Bank Name:     Silicon Valley Bank
            Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and will be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK                        Optical Micro-Machines, Inc.

By:                                        By: /s/  M. Hays
   ---------------------------------           ---------------------------------
   Name:                                      Name:  Michelle M. Hays
         ---------------------------                 --------------------------
   Title:                                     Title: CFO
         ---------------------------                  --------------------------

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                               LOAN TERMS SCHEDULE

BORROWER:         Optical Micro-Machines, Inc.     DATE OF FUNDING:       9/3/99
COMMITMENT AMOUNT:       $1,000,000                SCHEDULE NUMBER:       Two

ANNEX B TO LOAN AGREEMENT SUPPLEMENT

BORROWER:                                  Optical Micro-Machines, Inc.

LOAN FUNDING DATE:                         9/3/99

LOAN AMOUNT:                               $672,884

BASIC RATE:                                8.87%

LOAN FACTOR:                               2.7580%

FINAL PAYMENT %:                           8.00%

                                                     STIPULATED
PAYMENT       PAYMENT                                LOSS VALUE
NUMBER        DATE                  PAYMENT           (NOTE 2)
------        ----                  -------           --------
 1            1-Oct-99            -18,557.89            97%
 2            1-Nov-99            -18,557.89            95%
 3            1-Dec-99            -18,557.89            94%
 4            1-Jan-00            -18,557.89            92%
 5            1-Feb-00            -18,557.89            90%
 6            1-Mar-00            -18,557.89            88%
 7            1-Apr-00            -18,557.89            86%
 8            1-May-00            -18,557.89            84%
 9            1-Jun-00            -18,557.89            83%
10            1-Jul-00            -18,557.89            81%
11            1-Aug-00            -18,557.89            79%
12            1-Sep-00            -18,557.89            77%
13            1-Oct-00            -18,557.89            75%
14            1-Nov-00            -18,557.89            73%
15            1-Dec-00            -18,557.89            71%
16            1-Jan-01            -18,557.89            69%
17            1-Feb-01            -18,557.89            67%
18            1-Mar-01            -18,557.89            65%
19            1-Apr-01            -18,557.89            63%
20            1-May-01            -18,557.89            60%
21            1-Jun-01            -18,557.89            58%
22            1-Jul-01            -18,557.89            56%
23            1-Aug-01            -18,557.89            54%
24            1-Sep-01            -18,557.89            52%
25            1-Oct-01            -18,557.89            50%
26            1-Nov-01            -18,557.89            47%
27            1-Dec-01            -18,557.89            45%
28            1-Jan-02            -18,557.89            43%
29            1-Feb-02            -18,557.89            40%
30            1-Mar-02            -18,557.89            38%
31            1-Apr-02            -18,557.89            36%
32            1-May-02            -18,557.89            33%
33            1-Jun-02            -18,557.89            31%
34            1-Jul-02            -18,557.89            28%
35            1-Aug-02            -18,557.89            26%
36            1-Sep-02            -18,557.89            23%
37            1-Oct-02            -18,557.89            21%
38            1-Nov-02            -18,557.89            18%
39            1-Dec-02            -18,557.89            16%
40            1-Jan-03            -18,557.89            13%
41            1-Feb-03            -18,557.89            11%
42            1-Mar-03            -18,557.89             8%
43            1-Apr-03            -53,830.75             0%

NOTE 1 The amount of such Scheduled Payment will change as the Loan Amount changes.

NOTE 2 Each Stipulated Loss Value amount assumes payment of all Scheduled Payments due on or before the indicated Payment Date

                                    EXHIBIT C

                        FORM OF LOAN AGREEMENT SUPPLEMENT

                       LOAN AGREEMENT SUPPLEMENT No. [] #3

        LOAN AGREEMENT SUPPLEMENT No. 3, dated 9/30, 1999 ("Supplement"), to the Loan and Security Agreement dated as of April 5, 1999 (the "Loan Agreement) by and between the undersigned ("Borrower"), and Silicon Valley Bank ("Bank").

        Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto. The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

            Bank Name:    Silicon Valley Bank
            Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and will be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK                         Optical Micro-Machines, Inc.

By:                                         By: /s/  M. Hays
   ---------------------------------           ---------------------------------
   Name:                                       Name: Michelle M. Hays
         ---------------------------                  --------------------------
   Title:                                      Title: CFO
         ---------------------------                  --------------------------

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule